UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

_________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2013

NGP CAPITAL RESOURCES COMPANY

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation) 909 Fannin, Suite 3800 Houston, Texas (Address of principal executive offices)	814-00672 (Commission File Number)	20-1371499 (I.R.S. Employer Identification No.) 77010 (Zip Code)

Registrant’s telephone number, including area code: (713) 752-0062

                     Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 30, 2013, the Board of Directors of NGP Capital Resources Company (the “Company”) approved amendments to the Company’s Bylaws, effective immediately, to renumber the current Article XVI as Article XVII and to add a new Article XVI providing that, unless the Company consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of any duty owed by any director or officer or other employee of the Company to the Company or to the stockholders of the Company, (c) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the MGCL or the charter or Bylaws of the Company, or (d) any action asserting a claim against the Company or any director or officer or other employee of the Company that is governed by the internal affairs doctrine.

The Amended and Restated Bylaws of the Company reflecting these amendments are filed as Exhibit 3.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Bylaws of NGP Capital Resources Company, effective October 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NGP Capital Resources Company

By: /s/ L. Scott Biar

L. Scott Biar

Chief Financial Officer

Date: November 1, 2013

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws of NGP Capital Resources Company, effective October 30, 2013.